                          WILLAMETTE INDUSTRIES, INC.,
                           SUPPLEMENTAL BENEFITS PLAN





                              AMENDED AND RESTATED
                        EFFECTIVE AS OF JANUARY 1, 2000
                      AS AMENDED THROUGH JANUARY 28, 2002

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
ARTICLE I      -      NATURE OF PLAN                                                    2

ARTICLE II     -      PARTICIPATION                                                     3

ARTICLE III    -      BENEFITS                                                          4

               3.1    Benefit Entitlement                                               4
               3.2    Unrestricted Benefit                                              4
               3.3    Restricted Benefit                                                7
               3.4    Benefit Credits                                                   7
               3.5    Continuous Employment                                             7
               3.6    Break in Service                                                  8
               3.7    Loss of Benefit and Vesting Credits                               8
               3.8    Reinstatement of Benefit and Vesting Credits                      8
               3.9    Value of Vested and Reinstated Benefit Credits                    9
               3.10   Compensation                                                      9
               3.11   Felix M. Hammack Benefit                                         10
               3.12   Benefit Guidelines                                               10
               3.13   Special Early Retirement Benefit                                 10
               3.14   Dave H. Hill Benefit                                             11

ARTICLE IV     -      VESTING                                                          12

ARTICLE V      -      PRERETIREMENT DEATH BENEFIT                                      13

ARTICLE VI     -      BENEFIT FORM                                                     14

               6.1    Single Participant Benefit                                       14
               6.2    Married Participant Benefit                                      14
               6.3    Automatic Cash Out                                               15a
               6.4    Actuarial Equivalent                                             15a

ARTICLE VII    -      TIME OF PAYMENT                                                  17

               7.1    Time of Commencement                                             17
               7.2    Amount of Disability Retirement Benefits                         17
               7.3    Early Retirement                                                 18
               7.4    Change-In-Control Benefit                                        19

ARTICLE VIII   -      NONASSIGNABILITY OF BENEFITS                                     29

ARTICLE IX     -      FUNDING                                                          30

ARTICLE X      -      ADMINISTRATION OF THE PLAN                                       31


                                                                Second Amendment
                                                                January 1, 2002

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                      PAGE
                                                                                      ----
ARTICLE XI     -      GOVERNING LAW                                                    32

ARTICLE XII    -      CLAIMS PROCEDURE                                                 33

               12.1   Retirement Board Actions                                         33
               12.2   Filing of Claim                                                  33
               12.3   Claims Review Procedure                                          33
               12.4   Consistent Application                                           35a

ARTICLE XIII   -      AMENDMENTS AND TERMINATION                                       36

EXHIBIT A      -      SOCIAL SECURITY COVERED COMPENSATION                            A-1

EXHIBIT B      -      SPECIAL EARLY RETIREMENT BENEFIT
                      PARTICIPANTS                                                    B-1

EXHIBIT C      -      ACTUARIAL EQUIVALENT FACTORS                                    C-1


                                                                Second Amendment
                                                                January 1, 2002

                          WILLAMETTE INDUSTRIES, INC.,
                           SUPPLEMENTAL BENEFITS PLAN

                              AMENDED AND RESTATED
                         EFFECTIVE AS OF JANUARY 1, 2000


                                     PARTIES

              This Amended and Restated Plan effective as of January 1, 2000, is adopted by Willamette Industries, Inc., hereinafter referred to as the "Company."

                                    RECITALS

              Effective as of January 1, 1989, the Company last amended and restated the Willamette Industries, Inc., Supplemental Benefits Plan (the "Plan").

              The Plan was last amended effective April 20, 1999.

              The Company desires to further amend and restate the Plan, in accordance with Article XIII of the Plan, in certain respects.

                            AMENDMENT AND RESTATEMENT

              The Plan is hereby amended and restated effective as of January 1, 2000, to read in full as follows:

                                    ARTICLE I

                                 NATURE OF PLAN

              This Plan is intended to be and shall be administered and maintained by the Company as an income tax nonqualified, unfunded plan primarily in part for the purpose of providing excess benefit plan benefits as described in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, to those provided under the Willamette Industries, Inc., and Associated Companies Salaried Employees' Retirement Plan ("the Salaried Plan"), and in part for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of ERISA Sections 201(2), 301(a)(3), and 401(a)(1).

                                   ARTICLE II

                                  PARTICIPATION

              Any employee of the Company who is compensated on a monthly salary basis and whose Unrestricted Benefit exceeds the Restricted Benefit, who is entitled to a specific Plan benefit or who is an officer who has an individual Change-in-Control agreement shall be a Participant. The intent of the foregoing officer provision is that such officers get the 7.4(e) Change-in-Control benefits whether or not they have another benefit under this Plan.


                                                               First Amendment
                                                               December 21, 2000

                                   ARTICLE III

                                    BENEFITS

              3.1 BENEFIT ENTITLEMENT. Each vested Participant shall be entitled to receive a monthly benefit under this Plan commencing in accordance with 7.1, which is the Actuarial Equivalent of the monthly amount by which such Participant's Unrestricted Benefit exceeds the Participant's Restricted Benefit.

              3.2 UNRESTRICTED BENEFIT. A Participant's Unrestricted Benefit at age 65 is 1/12th of the larger of the benefit derived from (a) or (b) below:

              (a) The benefit derived from this 3.2(a) is the sum of (1) and (2) below:

                     (1) Total Benefit Credits up to 35 multiplied by

                            (A) 1.15 percent of the Participant's Average
                     Highest-Five Compensation; plus

                            (B) .50 of 1 percent of that portion of the
                     Participant's Average Highest-Five Compensation in excess of the Participant's Social Security Covered Compensation. A Participant's Social Security Covered Compensation is the average of the Social Security taxable wage bases for the 35 calendar years ending with the calendar year of Social Security retirement age. For this purpose, Social Security retirement age is 65 for Participants born before 1938, 66 for Participants born from

                     1938 through 1954, and 67 for Participants born after 1954. The wage base will be changed and this Plan will automatically be amended whenever the maximum earnings currently subject to Social Security tax are changed and such change is approved by the Internal Revenue Service. The current Social Security Taxable Wage Base table is set forth in Exhibit A attached hereto, which may be replaced without formal Plan amendment upon a change in the wage base as described above.

                     (2) Total Benefit Credits in excess of 35 multiplied by
              1.50 percent of the Participant's Average Highest-Five
              Compensation.

                     (3) Notwithstanding 3.2(a)(1) or (2), no benefit (including a disability benefit) being received by a Participant or beneficiary shall be decreased by reason of any increase in the Social Security Taxable Wage Base and provided further that (A) if a Participant is separated from Service and does not subsequently return to Service and resume membership in the Plan, the Participant's benefit shall not be decreased by reason of any increase in such taxable wage base made after the later of September 2, 1974, and the Participant's separation from Service; or (B) if a Participant is separated from Service and subsequently returns to Service and resumes participation in the Plan, the Participant's benefit shall not be decreased by reason of any increase in such taxable wage base effective after September 2, 1974, and during separation from Service that would decrease the benefits to which the Participant would have been entitled if the Participant had not returned to Service after the separation.

              (b) GRANDFATHERED BENEFIT. The benefit derived from this 3.2(b) is the sum of (1) and (2) below:

                     (1) The Participant's benefit earned as of December 31,
              1988, under the terms of this Plan as in effect on December 31, 1988, multiplied by a fraction (not less than one), the numerator of which is the Participant's Average Highest-Five Compensation subject to 3.10, determined as of the current Plan Year and using the same definition as used to determine this frozen accrued benefit, and the denominator of which is the Participant's Average Highest-Five Compensation determined as if the Participant terminated employment as of December 31, 1988, and without regard to any Plan amendment made after that date.

                     (2) The Participant's benefit earned as of any date after
              December 31, 1988, under the terms of this Plan as in effect on January 1, 1989, based on Benefit Credits earned after December 31, 1988, up to the sum of pre-and post-December 31, 1988, Benefit Credits being not more than 25.

              3.3 RESTRICTED BENEFIT. A Participant's Restricted Benefit is the benefit calculated under 3.2, except that Compensation in excess of the limit under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be ignored, the benefit limitations of Section 415 of the Code shall apply and Compensation used in computing that Restricted Benefit shall not include employee elected deferrals under any nonqualified deferred compensation arrangement as referred to in 3.10. For purposes of this 3.3, compensation in excess of the limit under Code Section 401(a)(17) shall be determined in accordance with the "extended wear-away" provisions of Treasury Regulation
Section 1.401(a)(4)-13(c)(4)(iii) with respect to a Participant who is a "Code
Section 401(a)(17) employee" within the meaning of Treasury Regulation Section 1.401(a)(17)-1(e)(2)(i) as of any date on or after January 1, 1994.

              3.4 BENEFIT CREDITS. A whole or fractional Benefit Credit is earned for each completed calendar year of continuous salaried employment or fraction thereof with the Company.

              3.5 CONTINUOUS EMPLOYMENT. Continuous employment is severed on the later of:

              (a) The earlier of:

                     (1) Termination of employment;

                     (2) Failure to return from authorized leave of absence
              within the time specified by the Company or failure to fulfill other terms thereof;

                     (3) Failure to return from layoff within one year or
              failure to return when the Company required the employee's services within such period; or

                     (4) Failure to return from absence due to illness or
              accident within one year or after having been pronounced fit for


                                                               First Amendment
                                                               December 21, 2000
              duty by a doctor designated by the Company, whichever first occurs; and

              (b) The earlier of (1) the date an employee quits, retires, is discharged, or dies, or (2) the first anniversary of the first date of a period in which an employee remains absent from employment (with or without pay) with the Company or its controlled group for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence, or layoff.

              3.6 BREAK IN SERVICE. Prior to January 1, 1976, a break in service shall occur upon a severance of continuous employment under 3.5(a). After December 31, 1975, a Break in Service shall occur at the expiration of the 12-month period following the date a Participant's continuous employment is severed under 3.5 if the Participant is not reemployed with the Company or its controlled group within such 12-month period.

              3.7 LOSS OF BENEFIT AND VESTING CREDITS. Subject to reinstatement pursuant to 3.8, all Vesting Credits shall be temporarily forfeited at the time the Break in Service occurs, unless the Participant is vested. All Benefit Credits and the accrued benefit attributable to Company contributions of a nonvested Participant shall be temporarily forfeited when a deemed cash-out distribution occurs on a severance of continuous employment. If a vested Participant is cashed out in a lump-sum payment, all Benefit Credits represented by such payment shall be permanently forfeited.

              3.8 REINSTATEMENT OF BENEFIT AND VESTING CREDITS. All Benefit and Vesting Credits and the accrued benefit temporarily forfeited by a nonvested Participant under 3.7 shall be reinstated upon resumption of employment with the Company if the continuous period of severance from service does not exceed the greater of five years or the Participant's Vesting Credits earned prior to the Break in Service. (In computing this total, Vesting Credits not required to be included by operation of this subparagraph by reason of prior Breaks in Service shall be excluded.)

              3.9 VALUE OF VESTED AND REINSTATED BENEFIT CREDITS. Benefits Credits that are vested or reinstated pursuant to 3.8 shall not receive a higher percentage value than that applicable to retired Participants under 3.2, as written on the earlier of the date continuous employment is severed as defined in 3.5 or the date the Participant becomes an ineligible Company employee.

              3.10 COMPENSATION. For the purpose of determining Average Highest-Five Compensation, "Compensation" shall mean the regular fixed salary paid to an employee for service as a salaried employee, including Company contributions made at the election of the employee under any qualified cash or deferred arrangement as defined in Code Section 401(k) or to a Section 125 cafeteria plan, and excluding overtime, any pension, severance pay, retainer fee under contract, bonus, or the like, and any other nonelective Company contributions to this Plan or any other pension or profit sharing plan, whether or not tax qualified, except that, for purposes of determining a Participant's Unrestricted Benefit, "Compensation" shall include deferrals made at the election of the employee under any nonqualified deferred compensation arrangement maintained by the Company, including the Willamette Industries 1993 Deferred Compensation Plan.

              "Average Highest-Five Compensation" shall mean the amount determined by averaging the annual Compensation received by a Participant in each calendar year during the five-consecutive-calendar-year period prior to a Participant's annuity starting date that produces the highest annual average or such lesser period if the Participant has been an employee for less than five calendar years.

              3.11 FELIX M. HAMMACK BENEFIT. A monthly benefit of $2,752.66 shall be paid to Felix M. Hammack for life with no payments to anyone else after his death.

              3.12 BENEFIT GUIDELINES. As the benefit payable under this Plan as of any date is to be an excess benefit to the benefit payable from the Salaried Plan, which is restricted as described in 3.3, the Actuarial Equivalent value of the benefit payable under this Plan shall be neither more or less than the Actuarial Equivalent value of such excess benefit that cannot be paid under the Salaried Plan as of the date a benefit is payable under this Plan. The benefit payable under this Plan shall be reduced by the amount of any subsequent increase in the benefit payable from the Salaried Plan.

              3.13 SPECIAL EARLY RETIREMENT BENEFIT. Notwithstanding any other provision of this Plan, Participants designated by the Company in Exhibit B shall be entitled to a benefit at early retirement, as determined under 7.3, except that (a) for purposes of determining the Participant's Unrestricted Benefit and Restricted Benefit, there shall be added to the amount determined under 3.2 four additional Benefit Credits multiplied by 1.50 percent of the Participant's Average Highest-Five Compensation and (b) for purposes of determining the reduction for age under 7.3, applicable solely to the portion of the Participant's benefit determined under 3.2(a)(1)(A) and (2) and this 3.13, the Participant shall be credited with up to four additional years of age, but not beyond age 62. If such a Participant dies prior to having an annuity starting date, the preretirement death benefit under Article V shall be based on the additional benefits described in this 3.13. The Company may, in its discretion, condition designation of a Participant for the additional benefits under this 3.13 upon the Participant's ceasing Company employment not later than a date specified by the Company.

              3.14 DAVID H. HILL BENEFIT. David H. Hill shall be entitled to the additional benefit provided in this section contingent upon his resigning from the employment of the Company as of December 31, 1999, and his surviving until May 1, 2001. This additional benefit shall be the remainder of (a) minus (b) below:

              (a) The sum of the single life annuity monthly benefits that David
       H. Hill would have earned under the Salaried Plan and this Plan if his December 31, 1999, employment and Compensation continued beyond that date and through April 30, 2001, and he was age 62 and had three more Benefit Credits as of May 1, 2001.

              (b) The sum of the single life annuity monthly benefits that David
       H. Hill earned under the Salaried Plan and this Plan as of December 31, 1999, and that would be payable to him as of May 1, 2001, when he would be age 59.

This additional benefit shall begin May 1, 2001, and be paid on an Actuarial Equivalent basis, in the benefit form provided or elected under the Article VI benefit form rules, irrespective of the forms in which the benefits under the Salaried Plan and the other provisions of this Plan are being paid. No preretirement death benefit will be paid with respect to this additional benefit.

              3.15 DUANE C. MCDOUGALL BENEFIT. In the event of a "Change-In-Control" as defined in 7.4(c), Duane C. McDougall shall be entitled to a total benefit under this Plan that is no less than the product of (a), (b) and (c), reduced by (d): (a) his Benefit Credits up to a total of 25, (b) 2.5 percent, (c) his Average Highest-Three Compensation, and (d) his Restricted Benefit. Average Highest-Three Compensation is the same as Average Highest-Five


                                                               First Amendment
                                                               December 21, 2000

Compensation except that three years are used instead of five years. In the event of a "Change-in-Control," Mr. McDougall shall be eligible to retire and receive his benefits at age 55 even if he terminates employment before age 55.

              3.16 GREG W. HAWLEY BENEFIT. In the event of a "Change-in-Control" as defined in 7.4(c), Greg W. Hawley shall be fully vested, shall be deemed to have ten Vesting Credits for purposes of eligibility to retire under 7.1(a) and
(c) and shall be deemed to have 15 Vesting Credits for purposes of the subsidized early retirement reduction factors under 7.3 and shall be entitled to retire and receive his benefits at age 55 with these subsidized factors even if he terminates employment before age 55.


                                                               First Amendment
                                                               December 21, 2000


                                     - 11a -

                                   ARTICLE IV

                                     VESTING

              A Participant vests in benefits under this Plan when the Participant has five Vesting Credits or attains age 65. Vesting Credits are earned for employment with the Company or its controlled group of corporations and trades or businesses, whether or not as a salaried employee. A Participant earns a whole or partial Vesting Credit for each calendar year of continuous employment. For this purpose continuous employment is severed, broken, lost, and reinstated as provided in 3.5, 3.6, 3.7, and 3.8.

              In the event a Participant severs continuous employment but is reemployed within 12 months immediately following such severance, the period of absence shall nevertheless be counted as continuous employment for Vesting Credit purposes and eligibility purposes but shall not count for Benefit Credit purposes.

                                    ARTICLE V

                           PRERETIREMENT DEATH BENEFIT

              If a vested Participant dies prior to having an annuity starting date, the Participant's surviving spouse of at least one year shall be paid a monthly benefit for life. That benefit equals the survivor annuity determined below that would have been paid to the spouse under 6.2 had the Participant retired the day before death with the applicable joint and survivor annuity in effect, if the Participant was eligible for retirement at death. If not eligible for retirement, the spouse's benefit shall be determined as if the Participant terminated Company employment on the date of death, retired on the day after the Participant would have attained earliest retirement, and died on the day after such retirement.

              With respect to a vested Participant who was a Company employee at death or on or after becoming eligible for early retirement, the amount of the spouse's benefit shall be determined under the 100 percent joint and survivor annuity benefit. If such Participant had at least 15 Vesting Credits, the more favorable early retirement factors in 7.3 shall apply, irrespective of the Participant's age. For any other vested Participant, the spouse's benefit shall be determined under the 50 percent joint and survivor annuity benefit, except that, if such Participant has a 100 percent spouse joint and survivor annuity benefit election in effect under 6.2(b) at the time of his or her death, the spouse's benefit shall be determined under the 100 percent joint and survivor annuity benefit.

              The spouse's benefit is payable as of the Participant's deemed retirement date under the foregoing and cannot be deferred to a later date.

                                   ARTICLE VI

                                  BENEFIT FORM

              6.1 SINGLE PARTICIPANT BENEFIT. A Participant who is not married at retirement shall receive the 3.1 benefits under this Plan for life without any payments to anyone after the Participant's death (a "single-life annuity").

              6.2 MARRIED PARTICIPANT BENEFIT.

              (a) AUTOMATIC BENEFIT FORM. Unless otherwise elected by the Participant under 6.2(b), a Participant who is legally married at retirement, provided that the marriage was valid under the laws of the state in which it occurred ("Married Participant"), shall receive the 3.1 benefits under this Plan as a reduced "Actuarial Equivalent" retirement allowance for the Participant for life (except as provided in 6.2(c)) and, following the Participant's death, a retirement allowance for life to his or her spouse (if living at the time of the Participant's death), in an amount that is equal to one half of the reduced amount payable to the retired Participant during the joint lifetime of the retired Participant and his or her spouse.

              (b) OPTIONAL BENEFIT FORM. A Married Participant may elect in writing to waive the automatic benefit form under 6.2(a) and to receive the 3.1 benefits under this Plan either (1) in the form of a single-life annuity or (2) as a reduced "Actuarial Equivalent" retirement allowance for the Participant for life (except as provided in 6.2(c)) and, following the Participant's death, a retirement allowance for life to his or her spouse (if living at the time of the Participant's death), in an amount that is equal to 100 percent of the reduced amount payable to the retired Participant during the joint lifetime of the retired Participant and his or her spouse. A Married Participant may make such an election at any time prior to ceasing Company employment, provided that an election under this 6.2(b) shall not be effective (A) until the first


                                                                Second Amendment
                                                                January 1, 2002
day of the sixth month following the date the election is filed with the Retirement Board and (B) with respect to an election of a single-life annuity under this 6.2(b), unless the Married Participant's spouse consents in writing to the election, on a form provided by the Retirement Board (which will require the written spouse consent to be witnessed by a notary public). Spouse consent need not be obtained if the spouse cannot be located or under such other circumstances as determined appropriate by the Retirement Board, in its sole discretion. A Married Participant may change an election under this 6.2(b) and elect another optional benefit form under this 6.2(b) or the automatic benefit form under 6.2(a) in the same manner and subject to the same six-month delayed effective date as the Participant's initial election under this 6.2(b). If a Married Participant ceases Company employment before his or her election under this 6.2(b) is effective, the Participant shall receive the 3.1 benefits under this Plan (i) as provided under 6.2(a), in the case of the Participant's initial election under this 6.2(b), or (ii) if a prior election under this 6.2(b) is effective, in the form elected by the Participant in such prior effective election.

              (c) BENEFIT INCREASE ON SPOUSE'S DEATH. For a Married Participant who retires on or after January 1, 2002, and receives a reduced "Actuarial Equivalent" retirement allowance under 6.1(a) or 6.1(b), or for a retired Married Participant receiving a reduced "Actuarial Equivalent" retirement allowance under 6.2(a) or 6.2(b) as of January 1, 2002, and whose spouse is still living on that date, the retired Participant's payment will revert to the full monthly amount of the retired Participant's single-life annuity under 6.1 in the event that the spouse (a spouse at the Married Participant's annuity starting date who is later divorced continues to be a spouse for this purpose) dies after the retired Participant's annuity starting date and prior to the retired Participant's death.


                                                                Second Amendment
                                                                January 1, 2002

              6.3 AUTOMATIC CASH OUT. If the Actuarial Equivalent lump-sum present value of a Participant's retirement benefit has never exceeded $10,000, the Retirement Board shall pay such benefit in a lump sum, notwithstanding 6.1 and 6.2.

              6.4 ACTUARIAL EQUIVALENT. "Actuarial Equivalent" shall mean a benefit of equivalent value when computed at the rate of interest and on the basis of the mortality and other tables as set forth in Exhibit C attached hereto, which can be amended by the executive vice president and chief financial officer of the Company by resolution and attachment of an updated exhibit to the Plan to be consistent with such factors for the Salaried Plan. In the event of a change in Exhibit C, the Actuarial Equivalent of the accrued benefit on or after the date of the change is the greater of the Actuarial Equivalent of the accrued benefit as of the date of the


                                                                Second Amendment
                                                                January 1, 2002


                                     - 15a -
change computed on the old basis or the Actuarial Equivalent of the total accrued benefit computed on the new basis.

              For the purpose of cashing out any benefits, the present value of a Participant's benefit shall be calculated as of the date of the distribution using the "applicable interest rate" and the "applicable mortality table" described in (a) and (b) below:

              (a) "Applicable interest rate" means the "lookback month" annual interest rate on 30-year Treasury securities as specified by the Commissioner of Internal Revenue for that month, which is appropriately published. Such rate shall apply to distributions through the "stability period." The "lookback month" shall be the second full calendar month, namely November, preceding the first day of the "stability period," namely January 1. The "stability period" shall be the calendar Plan Year from January 1 through December 31 after the "lookback month."

              (b) "Applicable mortality table" means the 1983 Group Annuity Mortality Table (with blended factors assuming 50 percent male and 50 percent female lives) as published in Internal Revenue Service Revenue Ruling 95-6, or such other table as is subsequently prescribed by the Internal Revenue Service in accordance with Code Section 417(e).


                                                                Second Amendment
                                                                January 1, 2002


                                     - 14a -

                                   ARTICLE VII

                                 TIME OF PAYMENT

              7.1 TIME OF COMMENCEMENT. Benefit payments under this Plan shall commence to a Participant on the earliest first day of the month on or after the Participant ceases Company employment and:

              (a) Is at least age 55 and has ten Vesting Credits;

              (b) Is at least age 65; or

              (c) Is totally and permanently disabled and has ten Vesting
       Credits.

              Benefit payments to the surviving spouse of a retired Participant shall commence as of the first day of the month after the Participant's death. A Participant shall be deemed to be totally and permanently disabled if the Retirement Board determines, upon the basis of medical evidence, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long, continued, and indefinite duration. The Retirement Board's determination of whether the Participant is totally and permanently disabled shall be conclusive in each case. A disability resulting from an intentional self-inflicted injury is excluded.

              7.2 AMOUNT OF DISABILITY RETIREMENT BENEFITS. The monthly amount of disability retirement benefit is the difference between the Participant's Unrestricted Benefit at disability retirement and the Restricted Benefit at disability retirement. The Unrestricted Benefit is, as defined at 3.2, reduced for ages 55 through 64 by the early retirement factors in 7.3 and for ages before 55 on an Actuarial Equivalent basis, based upon the Benefit Credits earned up to the date the Participant ceased to earn Benefit Credits and the benefit formula in effect under the Plan on that date. If the Participant has at least 15 Vesting Credits, the more favorable early retirement factors in 7.3 shall apply, irrespective of the Participant's age. Disability retirement benefits shall be payable in the same forms as provided in
Article VI and begin at the time provided in 7.1.

              The Restricted Benefit is as calculated above with the restrictions provided at 3.3.

              7.3 EARLY RETIREMENT. A Participant retiring prior to age 65 shall be entitled to a reduced monthly retirement allowance commencing at the Participant's early retirement date in an amount equal to the difference between the Participant's Unrestricted Benefit at early retirement and the Restricted Benefit at early retirement. The Unrestricted Benefit is, as defined at 3.2, based on the Benefit Credits and the percentage values in effect at the date of actual retirement, the date continuous employment is severed, or the date the Participant ceases to be a salaried employee of the Company, whichever first occurs, reduced in accordance with the following table (this reduction shall be made prior to any applicable joint and survivor adjustment required by 6.2):

                                               PERCENTAGE OF AGE 65 BENEFIT
               AGE AT EARLY                        (PRIOR TO JOINT AND
                RETIREMENT                         SURVIVOR ADJUSTMENT)
               ------------                    ----------------------------
                     55                                    46%
                     56                                    53%
                     57                                    60%
                     58                                    67%
                     59                                    74%
                     60                                    81%
                     61                                    88%
                     62                                    91%
                     63                                    94%
                     64                                    97%
                     65                                   100%

If a Participant is a salaried employee on or after January l, l983, but not on or after January 1, 1989, retires on or after January 1, 1983, and was at least age 55 and had 15 Vesting Credits when the Participant last ceased Company employment, there shall be no such reduction for the period between the 62nd and 65th birthdays and the reduction factors from age 55 to age 62 shall be in accordance with the following table:

                                              PERCENTAGE OF AGE 65 BENEFIT
              AGE AT EARLY                        (PRIOR TO JOINT AND
               RETIREMENT                         SURVIVOR ADJUSTMENT)
              ------------                    ----------------------------
                    55                                    65%
                    56                                    70%
                    57                                    75%
                    58                                    80%
                    59                                    85%
                    60                                    90%
                    61                                    95%
                    62                                   100%
                    63                                   100%
                    64                                   100%
                    65                                   100%

If a Participant is a salaried employee on or after January 1, 1989, retires on or after that date, and was at least age 55 and had 15 Vesting Credits when the Participant last ceased Company employment, then the above percentages shall apply, except the age 55 percentage shall be 63 percent and the age 56 percentage shall be 68 percent.

              The age of a Participant at early retirement shall be computed to the nearest completed month of age. Intermediate percentages in the table shall be established on the basis of the Participant's age as so computed.

              The Restricted Benefit is as calculated above with the restrictions provided at 3.3.

              7.4 CHANGE-IN-CONTROL BENEFIT.

              (a) TERMINATION AFTER CHANGE-IN-CONTROL. A Participant who ceases Company employment on or after reaching age 55 and within 24 months after a "Change-in-Control" (within 36 months after for a Participant with a "Change-in-Control" agreement) may elect to receive a reduced lump-sum benefit equal to 90 percent of the Actuarial Equivalent lump-sum present value of the difference between the Participant's Unrestricted Benefit upon ceasing Company employment and the Restricted Benefit upon ceasing Company employment. The Unrestricted Benefit is, as defined in 3.2, reduced by the early retirement factors in 7.3, based upon the Benefit Credits earned up to the date the Participant ceased to earn Benefit Credits and the benefit formula in effect under the Plan on that date.

              The Restricted Benefit is as calculated above with the restrictions provided at 3.3.

              (b) TERMINATION BEFORE CHANGE-IN-CONTROL. A Participant who ceases Company employment on or after reaching age 55 but before a "Change in Control" may elect to receive a reduced lump-sum benefit equal to the amount determined under (1) or (2), as follows:

              (1) If benefit payments to the Participant have commenced, 90 percent of the Actuarial Equivalent lump-sum present value of the remaining benefit payments in the form determined under 6.1 or 6.2, whichever applies.

              (2) If benefit payments to the Participant have not commenced, 90 percent of the Actuarial Equivalent lump-sum present value of the difference between the Participant's Unrestricted Benefit upon ceasing Company employment and the Restricted Benefit upon ceasing Company employment. The Unrestricted Benefit is, as defined in 3.2, reduced by the early retirement factors in 7.3, based on Benefit Credits and the benefit formula in effect under the Plan on that date.

              (c) CHANGE-IN-CONTROL DEFINED. For purposes of this 7.4, a "Change in Control" of the Company means as defined herein (in no event will it have a different meaning than as set forth in a Participant's "Change-In-Control" Agreement with the Company).

              (1) The acquisition by any Person (or by any group of Persons that would constitute a "group" for purposes of Section 13(d) and Rule 13d-5, as in effect on the date of that acquisition, under the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), other than a Person or group that acquires such beneficial ownership solely because such Person or group has voting power with respect to Voting Securities arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act (as in effect from time to time), of 20 percent or more of the combined voting power of the then outstanding Voting Securities; provided, however, that for purposes of this paragraph
       (1), the following acquisitions will not constitute a Change in Control:
       (A) any acquisition directly from the Company; (B) any acquisition by the Company or a Subsidiary, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A),
       (B), and (C) of paragraph (3) below, or (E) any acquisition by any Person who is a party to an agreement (a "New Stand-Together Agreement") similar to the former Shareholder Stand-Together Agreement dated as of January 21, 1985 (the "Former Stand-Together Agreement"), which New Stand-Together Agreement (i) provides for unified action by Persons who have, or whose families have, historically held substantial amounts of the Company's common stock, $.50 par value, in the event of a threatened change of control and (ii) which has as parties at least ten shareholders of the Company who were parties to the Former Stand-Together Agreement, but only while such Person remains a party to such New Stand-Together Agreement; or

              (2) Individuals who, prior to an event, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of that event whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (3) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent (66 2/3 percent if the Company is not the continuing or surviving corporation resulting from such Business Combination) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Securities,
       (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the earlier of the time of the execution of the initial agreement with respect to such Business Combination, or of the action of the Board providing for such Business Combination; or

              (4) Approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

A Change in Control "occurs" on the date the Change in Control first occurs; provided, however, that if (A) your employment is terminated by the Company after a tender or exchange offer described in a "Change-In-Control" agreement is made, (B) it is reasonably demonstrated that the Participant's termination was at the request of a third party who is seeking to effect a Change in Control or otherwise occurred as a result of an anticipated Change in Control, and (C) a Change in Control in fact occurs within 120 days after the Participant's termination, then for purposes of determining the Participant's right to any severance compensation and benefits under that agreement, the Participant's termination shall be deemed to have occurred after a Change in Control.

              For this 7.4(c), a "Person" means and includes any individual, corporation, limited liability company, partnership, trust, group, association, or other "person," as such term is used in Section 13(d)(3) or 14(d) of the Exchange Act.

              For this 7.4(c), "Voting Securities" means all issued and outstanding securities ordinarily having the right to vote at elections of the Company's directors, including without limitation the Company's common stock, $.50 par value.

              For this 7.4(c), "Subsidiary" means a corporation of which more than 50 percent of the outstanding voting stock is owned, directly or indirectly, by the Company, by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

              However, any action or determination by the Board under this paragraph will not be deemed to alter or nullify any provisions of any Participant's "Change-In-Control" agreement with the Company.

              (d) ELECTION. An election under 7.4(a) must be filed with the Retirement Board on or before the later of (1) the last day of the 90-day period that begins with the date the Participant ceases Company employment or (2) the last day of the 24-month period that begins on the date of the Change-in-Control. An election under 7.4(b) must be filed with the Retirement Board on or before the last day of the 24-month period that begins on the date of the Change-in-Control. An election under 7.4(a) or 7.4(b) by a Married Participant is subject to the spouse consent requirement under 6.2(b).

              A Participant who receives the lump-sum benefit under 7.4(a) or 7.4(b) shall not be eligible to receive any other benefit under the Plan.

              (e) A Participant who has an individual "Change-in-Control" agreement with the Company and who is terminated from employment within 36 months after a "Change-in-Control" (1) without "Cause" or (2) who terminates with "Good Reason" shall, except as limited in (B) below, be credited with:

              (A) the additional number of Benefit and Vesting Credits, the additional years of Compensation (equal to 12 times the last full month of Compensation) used in determining the Participant's Average Highest-Five Compensation, and the additional years of age, which corresponds to the length of the period used for calculation of years of severance pay under the Participant's Change-in-Control agreement for purposes of:

              (i) determining vesting under Article IV, and

              (ii) calculating the amount of the Unrestricted Benefit, and

              (iii) establishing eligibility for the subsidized early retirement factors, and

              (iv) determining application of the early retirement reduction factors in calculating the Participant's benefit; but

              (v) not for determining the earliest age (55) at which benefits can be paid (which remains the Participant's natural age)

In addition, if the Participant at such termination, has at least 15 Vesting Credits (including "Change-in-Control" Credits granted above), the leaving employment at or after age 55 requirement (needed to establish eligibility for subsidized early retirement reduction factors under 7.3), will be waived and not be applicable. Also, the requirement in 7.4(a) that


                                                               First Amendment
                                                               December 21, 2000
employment cease on or after reaching age 55 shall not apply to such a Participant. In addition, a Participant whose Applicable Percentage for the length of the period used to calculate the years of severance pay under the Participant's Change in Control agreement is equal to 300% and who upon a Change of Control does not have 15 Vesting Credits, shall be deemed to have 15 Vesting Credits for the purposes of eligibility for early retirement subsidy and early commencement of benefits as provided in the two immediate prior sentences. The calculation of such Participant's Benefit Credits shall be determined as set forth in this section 7.4(e) without regard to the immediately preceding sentence.

              (B) The additional Benefit and Vesting Credits and years of Compensation shall not exceed the additional Benefit and Vesting Credits and Compensation a Participant would have earned at what would have been mandatory retirement under 5.1(B) of the Salaried Plan had the Participant's employment continued until then. Such a Participant's age at retirement shall be the larger of the sum of the Participant's actual age at the time of the qualifying post-"Change-In-Control" termination of employment and the additional years of age or the Participant's actual age at retirement. A Participant's total Plan benefit as increased under this 7.4(e) shall be payable in any benefit form provided under the Plan, subject to the rules for those benefit forms.

              (f) For purposes of the added benefits provided in (e) above, termination of such Participant by the Company for "Cause" means termination because, and only because, the Participant committed an act of fraud, embezzlement, or theft constituting a felony, or an act intentionally against the interest of the Company that causes the Company material injury, or the Participant has repeatedly failed, after written notice, to perform his or her responsibilities under his or her "Change-In-Control" agreement. Notwithstanding the foregoing, such Participant will not be deemed to have been terminated for Cause unless and until there has been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Participant and an opportunity for the Participant, together


                                                               First Amendment
                                                               December 21, 2000
with his or her counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct constituting Cause as defined above and specifying the particulars for such finding in detail. For the purposes of these added benefits, termination by such Participant of his or her employment for "Good Reason" has the following meaning:

              (1) A change in the Participant's status or position(s) with the Company, which, in the Participant's reasonable judgment, represents a demotion from his or her status or position(s) as in effect immediately prior to the Change in Control, or a change in his or her duties or responsibilities which, in the Participant's reasonable judgment, is inconsistent with such status or position(s), or any removal of the Participant from, or any failure to reappoint or reelect the Participant to, such position(s), except in connection with the termination of the Participant's employment for Cause or Disability or as a result of the Participant's death or termination by the Participant other than for Good Reason.

              (2) A reduction by the Company in such Participant's base salary as in effect immediately prior to the Change in Control.

              (3) The failure by the Company to continue in effect any Plan in which the Participant is participating at the time of the Change in Control (or Plans providing the Participant with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by the Company that would adversely affect the Participant's continued participation in any of such Plans on at least as favorable a basis to the Participant as is the case on the date of the Change in Control or that would


                                                               First Amendment
                                                               December 21, 2000
       materially reduce the Participant's benefits in the future under any of such Plans or deprive the Participant of any material benefit enjoyed by the Participant at the time of the Change in Control.

              (4) The failure by the Company to provide and credit such Participant with the number of paid vacation days to which the Participant is then entitled in accordance with the Company's normal vacation policy or actual practice as in effect immediately prior to the Change in Control.

              (5) The Company's requiring such Participant to be based anywhere other than where the Participant's office is located immediately prior to the Change in Control except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which the Participant undertook on behalf of the Company prior to the Change in Control.

              (6) The failure by the Company to obtain from any successor the assent to this Agreement contemplated by such Participant's "Change-In-Control" agreement.

              (7) Any purported termination by the Company of such Participant employment that is not effected pursuant to a notice of termination satisfying the requirements of the Participant's "Change-In-Control" agreement; and for purposes of that agreement, no such purported termination will be effective.

              (8) Any refusal by the Company to continue to allow such Participant to attend to matters or engage in activities not directly related to the business of the Company that, prior to the Change in Control, the Participant was permitted by the Board to attend to or engage in.


                                                               First Amendment
                                                               December 21, 2000

                                  ARTICLE VIII

                          NONASSIGNABILITY OF BENEFITS

              No Participant or surviving spouse shall have the power to transfer, assign, anticipate, modify, or otherwise encumber in advance any of the payments that may become due hereunder; nor shall any such payments be subject to attachment, garnishment, or execution, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.


                                                               First Amendment
                                                               December 21, 2000

                                   ARTICLE IX

                                     FUNDING

              This Plan is unfunded. Benefits are payable only from the general assets of the Company or a trust established by the Company, the assets of which are available to the general creditors of the Company. The Company makes no representation that any other assets will be set aside to provide benefits under this Plan. Participants and surviving spouses have no interest in any assets of the Company other than such trust assets. Participants have no rights other than the unsecured promise of the Company to pay benefits in the future except to the extent provided by such trust. A Participant's rights are no greater than the rights of any unsecured general creditor of the Company. Nothing contained herein shall be deemed to create a trust of any kind or to create any fiduciary relationship.


                                                               First Amendment
                                                               December 21, 2000

                                    ARTICLE X

                           ADMINISTRATION OF THE PLAN

              The Plan shall be administered by the Retirement Board for the Salaried Plan (the "Retirement Board"). The Retirement Board shall have the exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan. The Retirement Board's powers and duties shall include, but shall not be limited to, the following: (a) responsibility for the compilation and maintenance of all records necessary in connection with Plan; (b) authorizing the payment of all benefits and expenses of the Plan if they become payable under the Plan; and (c) authority to engage such legal, accounting, and other professional services as the Retirement Board may deem proper. Decisions by the Retirement Board shall be final and binding upon all parties affected by the Plan, including beneficiaries of Participants.

              The Retirement Board may rely on information and recommendations provided by the management of the Company. The Retirement Board shall not allow any Participant to vote on or obtain control over decisions or actions that affect that Participant's Plan benefit.


                                                               First Amendment
                                                               December 21, 2000

                                   ARTICLE XI

                                  GOVERNING LAW

              This Plan and Any amendments shall be construed, administered, and governed in all respects in accordance with applicable federal law and, to the extent not preempted, by the laws of the state of Oregon.


                                                               First Amendment
                                                               December 21, 2000

                                   ARTICLE XII

                                CLAIMS PROCEDURE

              12.1 RETIREMENT BOARD ACTIONS BINDING. Any interpretation or construction of or action by the Retirement Board with respect to the Plan and its administration shall be conclusive and binding upon any and all parties and persons affected thereby subject to the exclusive claims review procedure of 12.3.

              12.2 FILING OF CLAIM. Any Participant or any death beneficiary thereof (hereinafter referred to as the "Claimant") requesting a benefit payment from the Plan shall file a written claim with the Retirement Board prepared by the Claimant or the Claimant's authorized representative.

              12.3 CLAIMS REVIEW PROCEDURE.

              (a) INITIAL REVIEW.

              (1) TIME PERIOD FOR DENIAL NOTICE. Anytime a claim for benefits is wholly or partially denied, the Claimant shall be given written notice of such action within a reasonable period of time after receipt of the claim by the Retirement Board. The Retirement Board may provide the Claimant with electronic notice provided it complies with 29 CFR Section 2520.104b-1(c)(1)(i), (iii), and
(iv). In no event shall the response to the initial claim be given more than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing. If there is an extension, the Claimant will be notified of such within 90 days of the date the claim was filed. The notice shall indicate the special circumstances and the date by which a decision is expected. The extension will not exceed 90 days from the end of the initial response period. The time period for providing notice of the decision on the claim shall begin when the claim is filed in accordance with the Plan's


                                                                Second Amendment
                                                                January 1, 2002
procedures, without regard to whether all the information necessary to make a decision on the claim accompanies the filing.

              (2) CONTENTS OF NOTICE. Such notice will indicate the specific reason or reasons for denial, the specific Plan provision(s) involved, an explanation of the claims review procedure set forth herein (including a statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following a denial of the claim on review), a description of any additional material or information necessary to complete the claim, and an explanation of why such material or information is necessary.

              (3) DEEMED DENIED. If written or electronic notice of the decision wholly or partially denying the claim has not been furnished within 90 days after the claim is filed, or if there has been an extension and no notice of a decision is furnished by the end of the extension period, and if the claim has not been granted within such period, the claim shall be deemed denied as of the end of the 90-day or 180-day period for the purpose of proceeding to the review stage described in 12.3(b).

              (b) REVIEW OF DENIED CLAIM.

              (1) TIME PERIOD TO REQUEST REVIEW. Any person who has filed a written application with the Retirement Board claiming benefits that has been denied or deemed denied in whole or in part or who is otherwise adversely affected by action of the Retirement Board shall have the right to request review before the Retirement Board. Such request must be in writing and must be made by personal delivery or mailing to the Retirement Board within a reasonable period of time, taking into consideration the nature of the benefit that is the subject of the claim and other attendant circumstances. In no event shall the period for requesting review expire less than 60 days after being advised of the Retirement Board's action or after the date on


                                                                Second Amendment
                                                                January 1, 2002
which the claim is deemed denied. If the written request for review is not made on a timely basis, the Claimant shall waive the right to review.

              (2) REVIEW PROCEDURE. The Retirement Board shall then conduct a review at which the adversely affected person may present his or her position. In doing so, the affected person may review pertinent documents, if any, and may submit issues and comments in writing. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, information relevant to the Claimant's claim. The Retirement Board's review shall take into account all information submitted by the Claimant relating to the claim, whether or not such information was submitted or considered in the initial claim determination. The Retirement Board may hold a hearing if it deems it necessary.

              (3) TIME PERIOD FOR DECISION ON REVIEW. The Retirement Board shall issue a written decision promptly reaffirming, modifying, or setting aside its former action. The decision on review may be provided by electronic notification as described in 12.3(a)(1). The decision on review shall not ordinarily be made later than 60 days after the date review is requested. If special circumstances require an extension of time (such as the need to hold a hearing), a decision shall be made and furnished to the Claimant not later than 120 days after such receipt. If an extension is required, the Claimant shall be notified of such within 60 days after the request for review was filed. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Retirement Board expects to render the final decision. The time period within which the Retirement Board must provide notice of the decision on review shall begin when the request for review is filed in accordance with the Plan's procedures, without regard to whether all the information necessary to make the decision on review accompanies the filing. If an extension is necessary due to the


                                                                Second Amendment
                                                                January 1, 2002

Claimant's failure to submit information necessary to resolve the claim, the period for making a decision on review shall be tolled from the date the extension notice is sent to the Claimant until the date the Claimant responds to the request for additional information.

              (4) CONTENTS OF REVIEW NOTICE. The decision shall set forth its reasons and specific Plan provisions on which it is based. The decision on review shall inform the Claimant that he or she is entitled to receive, upon request and free of charge, reasonable access to, and copies of, information relevant to the claim, and that he or she may bring an action under ERISA
Section 502(a). A copy of the decision shall be furnished the Claimant.

              (5) EFFECT OF REVIEW AND DEEMED DENIED. The decision shall be final and binding upon the Claimant and the Retirement Board and all other persons involved. If the decision on review is not furnished within the applicable time period, the claim shall be deemed denied on review.

              Any further review, judicial or otherwise, of the decision on review shall be based on the record before the Retirement Board and limited to whether, in the particular instance, the Retirement Board acted arbitrarily or capriciously in the exercise of its discretion. In no event shall any such further review, judicial or otherwise, be on a de novo basis as the Retirement Board has discretionary authority to determine eligibility for benefits and to construe the terms of this Plan.

              12.4 CONSISTENT APPLICATION. The Retirement Board shall establish administrative processes and safeguards to ensure and verify that claim determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated Claimants, as required by applicable law.


                                                                Second Amendment
                                                                January 1, 2002


                                     - 35a -

                                  ARTICLE XIII

                           AMENDMENTS AND TERMINATION

              The Company reserves the power at any time to terminate this Plan or amend it in any manner that it may deem advisable. The executive vice president and chief financial officer of Company is authorized and directed to amend this Plan so that it is consistent in all material respects with amendments to the Salaried Plan.

              On termination the accrued benefit under the Plan shall be payable in the form previously elected by the Participant or surviving spouse through a paid-up annuity or by a cash Actuarial Equivalent payment, if such benefit has a present value equal to or less than the amount provided for an involuntary cash out of benefits. Any annuity purchased shall be from a company rated A+ with a financial size category of class VIII or larger by A.M. Best Company or a corresponding rating from a comparable entity if such company no longer exists.


                                                               First Amendment
                                                               December 21, 2000

              This amended and restated Plan is executed this ______ day of ___________________, ______.

                                            WILLAMETTE INDUSTRIES, INC.


                                            By /s/ Greg W. Hawley
                                               ---------------------------------
                                               Executive Vice President and
                                               Chief Financial Officer


                                                               First Amendment
                                                               December 21, 2000

                                    EXHIBIT A

                          WILLAMETTE INDUSTRIES, INC.,
                           SUPPLEMENTAL BENEFITS PLAN

                 SOCIAL SECURITY COVERED COMPENSATION FOR 2000

                             (REFERENT SECTION 3.2)


CALENDAR YEAR              COVERED              CALENDAR YEAR               COVERED
  OF BIRTH              COMPENSATION              OF BIRTH                COMPENSATION
-------------           ------------            -------------             ------------
    1928                   $22,716                  1948                    $60,900
    1929                    24,312                  1949                     62,340
    1930                    25,920                  1950                     63,660
    1931                    27,576                  1951                     64,920
    1932                    29,304                  1952                     66,072
    1933                    31,128                  1953                     67,164
    1934                    33,060                  1954                     68,220
    1935                    35,100                  1955                     70,116
    1936                    37,092                  1956                     71,004
    1937                    39,072                  1957                     71,820
    1938                    42,984                  1958                     72,528
    1939                    44,940                  1959                     73,176
    1940                    46,896                  1960                     73,764
    1941                    48,816                  1961                     74,304
    1942                    50,688                  1962                     74,748
    1943                    52,488                  1963                     75,180
    1944                    54,252                  1964                     75,564
    1945                    55,992                  1965                     75,864
    1946                    57,708                  1966                     76,092
    1947                    59,376                  1967 or later            76,200


                                    - A-1 -

                                    EXHIBIT B

                          WILLAMETTE INDUSTRIES, INC.,
                           SUPPLEMENTAL BENEFITS PLAN

                  SPECIAL EARLY RETIREMENT BENEFIT PARTICIPANTS

                             (REFERENT SECTION 3.13)


              The following Participants have been designated by the Company as entitled to the Special Early Retirement Benefit under 3.13:

                                   Lyle Dragoo


                                     - B-1 -

                                    EXHIBIT C

                          WILLAMETTE INDUSTRIES, INC.,
                           SUPPLEMENTAL BENEFITS PLAN

                          ACTUARIAL EQUIVALENT FACTORS

                             (REFERENT SECTION 6.4)


              The 1984 Unisex Pension Mortality Table, with ages set back three years for spouses, at 7 percent interest.


                                     - C-1 -

                          WILLAMETTE INDUSTRIES, INC.,
                           SUPPLEMENTAL BENEFITS PLAN

                                 FIRST AMENDMENT
                          (EFFECTIVE DECEMBER 21, 2000)
                                     TO THE
                           SUPPLEMENTAL BENEFITS PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 2000


                                     PARTIES


              THIS FIRST AMENDMENT, effective December 21, 2000, is adopted by Willamette Industries, Inc., hereinafter referred to as "Company."

                                    RECITALS

              Effective as of January 1, 2000, Company last amended and restated the Willamette Industries, Inc., Supplemental Benefits Plan (the "Plan").

              The Company desires to further amend the Plan, in accordance with
Article XIII of the Plan, in certain respects and has authorized its Compensation Committee to adopt such amendment.

                                    AMENDMENT

              The Plan is hereby amended effective as of December 21, 2000, as set forth on the pages attached hereto that are incorporated by reference herein as follows:

              1. ARTICLE II--PARTICIPATION

              Article II at page 3.


                                     - A -

              2. ARTICLE III--BENEFITS

              a. 3.3 at page 7.

              3. ARTICLE VII--TIME OF PAYMENT

              7.4(e) at pages 25 and 26.

              7.4(f) is added at pages 26, 27, and 28.

              The Company has executed this amendment as of the 21st day of December, 2000.

                                               WILLAMETTE INDUSTRIES, INC.


                                               By  /s/ Greg W. Hawley
                                                   -----------------------------
                                                   Executive Vice President and
                                                   Chief Financial Officer


                                     - B -

                          WILLAMETTE INDUSTRIES, INC.,
                           SUPPLEMENTAL BENEFITS PLAN

                                SECOND AMENDMENT
                           (EFFECTIVE JANUARY 1, 2002)
                                     TO THE
                           SUPPLEMENTAL BENEFITS PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 2000


                                     PARTIES


              THIS SECOND AMENDMENT, effective January 1, 2002, is adopted by Willamette Industries, Inc., hereinafter referred to as "Company."

                                    RECITALS

              Effective as of January 1, 2000, Company last amended and restated the Willamette Industries, Inc., Supplemental Benefits Plan (the "Plan").

              The Plan was last amended effective December 21, 2000.

              The Company desires to further amend the Plan, in accordance with
Article XIII of the Plan, in certain respects.

                                    AMENDMENT

              The Plan is hereby amended effective as of January 1, 2002, as set forth on the pages attached hereto that are incorporated by reference herein as follows:

              1. TABLE OF CONTENTS at pages i and ii.

              2. ARTICLE VI--BENEFIT FORM

              6.2 at pages 14, 15, and 15a.

              3. ARTICLE XII--CLAIMS PROCEDURE

              a. 12.3(a) at pages 33 and 34.


                                     - B -

              b. 12.3(b) at pages 35 and 35a.

              c. 12.4 is added at page 35a.


              The Company has executed this amendment as of the 1st day of January, 2002.

                                               WILLAMETTE INDUSTRIES, INC.


                                               By  /s/ Greg W. Hawley
                                                   -----------------------------
                                                   Executive Vice President and
                                                   Chief Financial Officer


                                      - C -

                          WILLAMETTE INDUSTRIES, INC.,
                           SUPPLEMENTAL BENEFITS PLAN

                                 THIRD AMENDMENT
                          (EFFECTIVE JANUARY 28, 2002)
                                     TO THE
                           SUPPLEMENTAL BENEFITS PLAN
                   AMENDED AND RESTATED AS OF JANUARY 1, 2000


              THIS THIRD AMENDMENT, effective January 28, 2002, is adopted by Willamette Industries, Inc., hereinafter referred to as "Company."

                                    RECITALS

              Effective as of January 1, 2000, Company last amended and restated the Willamette Industries, Inc., Supplemental Benefits Plan (the "Plan").

              The Plan was last amended effective January 1, 2002.

              The Company desires to further amend the Plan, in accordance with
Article XIII of the Plan, in certain respects.

                                    AMENDMENT

              The Plan is hereby amended effective as of January 28, 2002, as set forth below.

                                   Section 7.4

              The following shall be added to the end of Section 7.4(e)(A):


              In addition, a Participant whose Applicable Percentage for the length of the period used to calculate the years of severance pay under the Participant's Change in Control agreement is equal to 300% and who upon a Change of Control does not have 15 Vesting Credits, shall be deemed to have 15 Vesting Credits for the purposes of eligibility for early retirement subsidy and early commencement of benefits as provided in the two immediate prior sentences. The calculation of such Participant's Benefit Credits shall be determined as set forth in this section 7.4(e) without regard to the immediately preceding sentence.


                                     - A -

              The Company has executed this amendment as of the 28th day of January, 2002.

                                               WILLAMETTE INDUSTRIES, INC.


                                               By  /s/ Greg W. Hawley
                                                   -----------------------------
                                                   Executive Vice President and
                                                   Chief Financial Officer


                                     - B -